Exhibit 99.1

GM FINANCIAL REPORTS FULL YEAR AND DECEMBER QUARTER 2015

OPERATING RESULTS

•	Full year net income of $646 million; December quarter net income of $131 million

•	Full year retail loan and lease originations of $37.7 billion; $9.8 billion for the December quarter

•	End of period earning assets of $57.7 billion

•	Available liquidity of $14.7 billion at year end

FORT WORTH, TEXAS February 3, 2016 – GENERAL MOTORS FINANCIAL COMPANY, INC.

(“GM Financial” or the “Company”) announced net income of $131 million for the quarter ended December 31, 2015, compared to $59 million for the quarter ended December 31, 2014. Earnings for the year ended December 31, 2015 were $646 million, compared to $537 million for the year ended December 31, 2014.

Retail loan originations were $4.4 billion for the quarter ended December 31, 2015, compared to $4.7 billion for the quarter ended September 30, 2015, and $4.0 billion for the quarter ended December 31, 2014. Retail loan originations for the year ended December 31, 2015 were $17.5 billion, compared to $15.1 billion for the year ended December 31, 2014. The outstanding balance of retail finance receivables was $29.1 billion at December 31, 2015.

Operating lease originations were $5.4 billion for the quarter ended December 31, 2015, compared to $6.2 billion for the quarter ended September 30, 2015, and $2.1 billion for the quarter ended December 31, 2014. Operating lease originations for the year ended December 31, 2015 were $20.2 billion, compared to $6.2 billion for the year ended December 31, 2014. Leased vehicles, net was $20.2 billion at December 31, 2015.

The outstanding balance of commercial finance receivables was $8.4 billion at December 31, 2015 compared to $8.1 billion at December 31, 2014.

Retail finance receivables 31-to-60 days delinquent were 4.2% of the portfolio at December 31, 2015, and 2014. Accounts more than 60 days delinquent were 1.6% of the portfolio at December 31, 2015, compared to 1.7% at December 31, 2014.

Annualized net credit losses were 2.2% of average retail finance receivables for the quarter ended December 31, 2015 and 2014. For the year ended December 31, 2015 and 2014, annualized retail net credit losses were 1.9%.

The Company had total available liquidity of $14.7 billion at December 31, 2015, consisting of $3.1 billion of cash and cash equivalents, $9.7 billion of borrowing capacity on unpledged eligible assets, $0.9 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

On January 2, 2015, the Company completed the acquisition of Ally Financial Inc.’s 40% equity interest in SAIC-GMAC Automotive Finance Company Limited (“SAIC-GMAC”). Also on January 2, 2015, the Company sold a 5% equity interest in SAIC-GMAC to Shanghai Automotive Group Finance Company Ltd. As a result of these transactions, the Company owns a 35% equity interest in SAIC-GMAC. Income from our equity investment in SAIC-GMAC is included in our results beginning January 2, 2015.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015. Such risks include – but are not limited to – changes in general economic and business conditions; GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe, Latin America and China; interest rate and currency fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; competition; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the availability of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; vehicle return rates and the residual value performance on vehicles we lease; the viability of GM-franchised dealers that are commercial loan customers; the prices at which used cars are sold in the wholesale markets; and changes in business strategy, including expansion of product lines and credit risk appetite, and acquisitions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue
Finance charge income	$837	$880	$3,381	$3,475
Leased vehicle income	980	355	2,807	1,090
Other income	61	70	266	289

Total revenue	1,878	1,305	6,454	4,854

Costs and expenses
Operating expenses	348	316	1,293	1,162
Leased vehicle expenses	777	284	2,200	847
Provision for loan losses	184	196	624	604
Interest expense	433	389	1,616	1,426

Total costs and expenses	1,742	1,185	5,733	4,039
Equity income	31	—	116	—

Income before income taxes	167	120	837	815
Income tax provision	36	61	191	278

Net income	$131	$59	$646	$537

Consolidated Balance Sheets

(Dollars in millions)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$3,061	$2,974
Finance receivables, net	36,781	33,000
Leased vehicles, net	20,172	7,060
Restricted cash	1,941	2,071
Goodwill	1,189	1,244
Equity in net assets of non-consolidated affiliates	986	—
Property and equipment, net of accumulated depreciation	219	172
Deferred income taxes	231	341
Related party receivables	573	384
Other assets	751	362

Total assets	$65,904	$47,608

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$30,689	$25,173
Unsecured debt	23,657	12,142
Accounts payable and accrued expenses	1,218	1,002
Deferred income	1,454	392
Deferred income taxes	129	20
Related party taxes payable	—	636
Related party payables	362	433
Other liabilities	343	418

Total liabilities	57,852	40,216

Shareholder’s equity	8,052	7,392

Total liabilities and shareholder’s equity	$65,904	$47,608

Operational and Financial Data

(Unaudited, Dollars in millions)

	Three Months Ended December 31,
	2015			2014
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$2,861	$1,569	$4,430	$1,934	$2,022	$3,956
GM lease originations	$5,366	$22	$5,388	$2,068	$24	$2,092
GM new vehicle loans and leases as a percent of total loan and lease originations	88.0%	86.8%	87.8%	69.3%	86.6%	75.2%

	Year Ended December 31,
	2015			2014
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$10,931	$6,606	$17,537	$6,808	$8,277	$15,085
GM lease originations	$20,121	$78	$20,199	$6,132	$37	$6,169
GM new vehicle loans and leases as a percent of total loan and lease originations	84.3%	85.3%	84.5%	64.8%	87.3%	73.6%

	Three Months Ended December 31,
	2015			2014
	North America	International	Total	North America	International	Total
Average retail finance receivables	$17,479	$11,029	$28,508	$13,038	$12,515	$25,553
Average commercial finance receivables	3,857	4,374	8,231	2,789	4,663	7,452

Average finance receivables	21,336	15,403	36,739	15,827	17,178	33,005
Average leased vehicles, net	18,478	78	18,556	6,385	21	6,406

Average earning assets	$39,814	$15,481	$55,295	$22,212	$17,199	$39,411

	Year Ended December 31,
	2015			2014
	North America	International	Total	North America	International	Total
Average retail finance receivables	$15,688	$11,509	$27,197	$12,205	$12,568	$24,773
Average commercial finance receivables	3,465	4,364	7,829	2,384	4,653	7,037

Average finance receivables	19,153	15,873	35,026	14,589	17,221	31,810
Average leased vehicles, net	13,033	57	13,090	4,867	7	4,874

Average earning assets	$32,186	$15,930	$48,116	$19,456	$17,228	$36,684

	December 31, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Retail finance receivables(a)	$18,148	$10,976	$29,124	$13,409	$12,263	$25,672
Commercial finance receivables	4,051	4,388	8,439	3,180	4,892	8,072
Leased vehicles	20,086	86	20,172	7,029	31	7,060

Ending earning assets	$42,285	$15,450	$57,735	$23,618	$17,186	$40,804

(a)	December 31, 2014 retail finance receivables include the outstanding balance of the pre-acquisition portfolio

	December 31, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Retail
Retail finance receivables, net of fees(a,b)	$18,148	$10,976	$29,124	$13,361	$12,262	$25,623
Less: allowance for loan losses	(618)	(117)	(735)	(577)	(78)	(655)

Total retail finance receivables, net	17,530	10,859	28,389	12,784	12,184	24,968

Commercial
Commercial finance receivables, net of fees	4,051	4,388	8,439	3,180	4,892	8,072
Less: allowance for loan losses	(23)	(24)	(47)	(21)	(19)	(40)

Total commercial finance receivables, net	4,028	4,364	8,392	3,159	4,873	8,032

Total finance receivables, net	$21,558	$15,223	$36,781	$15,943	$17,057	$33,000

(a)	Amounts reported in the International Segment include $1.1 billion and $1.0 billion of direct-financing leases at December 31, 2015 and 2014.
(b)	Net of unamortized premiums and discounts, and deferred fees and costs of $179 million and $245 million at December 31, 2015 and 2014

	December 31, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of retail finance receivables, net of fees	3.4%	1.1%	2.5%	4.4%	0.6%	2.6%

Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.6%	0.5%	0.6%	0.7%	0.4%	0.5%

	December 31, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending retail finance receivables:
31 - 60 days	6.3%	0.8%	4.2%	7.4%	0.7%	4.2%
Greater than 60 days	2.2%	0.8%	1.6%	2.5%	0.8%	1.7%

Total	8.5%	1.6%	5.8%	9.9%	1.5%	5.9%

	Three Months Ended December 31,
	2015			2014
	North America	International(a)	Total	North America	International(a)	Total
Charge-offs	$250	$36	$286	$233	$36	$269
Adjustments to reflect write-offs of the contractual amounts on loans acquired with deteriorated credit quality	3	—	3	11	(1)	10

Total credit losses	$253	$36	$289	$244	$35	$279
Less: recoveries	(123)	(11)	(134)	(126)	(11)	(137)

Net credit losses	$130	$25	$155	$118	$24	$142

Net annualized credit losses as a percent of average retail finance receivables:	3.0%	0.9%	2.2%	3.6%	0.8%	2.2%
Recoveries as a percentage of gross repossession credit losses:	53.4%			53.1%

(a)	Credit losses for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross credit losses is not meaningful.

	Year Ended December 31,
	2015			2014
	North America	International(a)	Total	North America	International(a)	Total
Charge-offs	$859	$137	$996	$776	$138	$914
Adjustments to reflect write-offs of the contractual amounts on loans acquired with deteriorated credit quality	18	1	19	63	6	69

Total credit losses	$877	$138	$1,015	$839	$144	$983
Less: recoveries	(465)	(47)	(512)	(465)	(56)	(521)

Net credit losses	$412	$91	$503	$374	$88	$462

Net annualized credit losses as a percent of average retail finance receivables:	2.6%	0.8%	1.9%	3.1%	0.7%	1.9%
Recoveries as a percentage of gross repossession credit losses:	56.4%			57.3%

(a)	Credit losses for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross credit losses is not meaningful.

	Three Months Ended December 31,
	2015			2014
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.0%	3.6%	2.5%	2.7%	3.8%	3.2%

	Year Ended December 31,
	2015			2014
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.3%	3.5%	2.7%	2.8%	3.6%	3.2%

(a)	Excludes leased vehicle expenses.

Investor Relations contact:

Stephen Jones

Vice President, Investor Relations

(817) 302-7119

Investors@gmfinancial.com